Exhibit 99.2

OSI SYSTEMS ANNOUNCES EXPANSION OF STOCK REPURCHASE PROGRAM

HAWTHORNE, CA – August 20, 2026 – OSI Systems, Inc. (NASDAQ: OSIS) today announced that its Board of Directors has approved an increase to the Company’s existing stock repurchase authorization.

The Board has authorized an additional 1,000,000 shares for repurchase under the Company’s stock repurchase program, increasing the total remaining authorization to 1,078,731. The expanded authorization reflects the Company’s continued confidence in its long-term strategy and strong free cash flow generation.

During the quarter ended June 30, 2026, the Company repurchased 564,880 shares of its common stock.

“We continue to execute on our capital allocation priorities by returning capital to shareholders through share repurchases,” said Alan Edrick, Executive Vice President and Chief Financial Officer. “The increase in our share repurchase authorization underscores our confidence in the strength of our business and our ability to generate robust cash flow, while maintaining flexibility to invest in growth opportunities.”

Purchases may be made from time to time in the open market or in privately negotiated transactions and block trades, in accordance with federal securities laws, including Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended. This program does not have an expiration date. The share repurchase program may be modified, terminated or expanded by the Company at any time without prior notice. There is no guarantee as to the exact number of shares, if any, that will be purchased by the Company. The amount and timing of any purchases will depend on a number of factors, including price, trading volume, general market conditions, legal requirements, and other factors.

About OSI Systems

OSI Systems designs and manufactures specialized electronic systems and components for critical applications. The Company operates through three business segments: Security, Optoelectronics and Manufacturing, and Healthcare. Its Security division delivers advanced inspection systems, turnkey screening solutions, and comprehensive support services to protect people and infrastructure. The Optoelectronics and Manufacturing segment serves as a global supplier of high-performance optoelectronic solutions and precision manufacturing services for leading OEMs. The Healthcare segment focuses on patient monitoring, diagnostic cardiology, and related services with the goal of enhancing clinical care and patient outcomes. Serving customers in over 170 countries, OSI Systems strategically positions its sales, service, R&D, and manufacturing capabilities worldwide to provide fast and efficient delivery and support. For more information on OSI Systems or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-G

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to OSI Systems’ current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside OSI Systems’ control and which may cause actual results to differ materially from those described in or implied by any forward-looking statements. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. OSI Systems assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws. For a further discussion of factors that could cause OSI Systems’ future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in OSI Systems’ most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by OSI Systems from time to time with the Securities and Exchange Commission.

SOURCE: OSI Systems, Inc.

OSI Systems, Inc.
Ajay Vashishat
Vice President
310-349-2237
avashishat@osi-systems.com